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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                                   MFRI, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                                  (MFRI LOGO)

                                                                    May 30, 2003

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of MFRI, Inc. (the "Company") will be held at The Standard Club, 320 South Plymouth Court, Chicago, Illinois on Thursday, June 26, 2003, at 10:00 a.m., Chicago time, for the following purposes:

     1. to elect directors; and

     2. to transact such other business as may properly come before the meeting.

                                          By order of the Board of Directors,

                                                    MICHAEL D. BENNETT
                                                        Secretary

                               ------------------

                                PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the annual meeting of stockholders to be held on June 26, 2003 and at any adjournment thereof. This Proxy Statement and the form of proxy are first being mailed on May 30, 2003 to stockholders of the Company. Only stockholders of record at the close of business on May 21, 2003 will be entitled to notice of and to vote at the meeting. The Company had outstanding 4,922,364 shares of common stock as of the close of business on March 31, 2003. There are no other voting securities. Each stockholder is entitled to one vote per share for the election of directors, as well as on all other matters. If the accompanying proxy form is signed and returned, the shares represented thereby will be voted; such shares will be voted in accordance with the directions on the proxy form or, in the absence of direction as to any proposal, they will be voted for such proposal; and it is intended that they will be voted for the nominees named herein, except to the extent authority to vote is withheld. The stockholder may revoke the proxy at any time prior to the voting thereof by giving written notice of such revocation to the Company, by executing and duly delivering a subsequent proxy or by attending the meeting and voting in person.

     In case any nominee named herein for election as a director is not available when the election occurs, proxies in the accompanying form may be voted for a substitute as well as for the other persons named herein. The Company expects all nominees to be available and knows of no matters to be brought before the meeting other than those referred to in the accompanying notice of annual meeting. If, however, any other matters properly come before the meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the persons voting such proxies.

     The presence at the annual meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock of the Company ("Common Stock") shall constitute a quorum. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     A plurality of the votes of the shares present in person or represented by proxy at the meeting will be required to elect the directors.

     In addition to the use of the mails, proxies may be solicited by directors, officers, or regular employees of the Company in person, by telegraph, by telephone or by other means. The cost of the proxy solicitation will be paid by the Company.

     The Company's fiscal year ends January 31. Years described as 2002, 2001, and 2000 are the fiscal years ended January 31, 2003, 2002 and 2001, respectively.

          PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth as of March 31, 2003, with respect to any person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company, the name and address of such owner, the number of shares of common stock beneficially owned, the nature of such ownership, and the percentage such ownership is of the outstanding shares of Common Stock:

           NAME AND ADDRESS                  AMOUNT AND NATURE             PERCENT OF
         OF BENEFICIAL OWNER              OF BENEFICIAL OWNERSHIP      OUTSTANDING SHARES
         -------------------              -----------------------      ------------------
David Unger                                       583,622(1)                 11.9%
7720 Lehigh Avenue
Niles, IL 60714
Henry M. Mautner                                  465,719(2)                  9.5%
7720 Lehigh Avenue
Niles, IL 60714
Heartland Advisors, Inc.                          691,700(3)                 14.1%
789 North Water Street
Milwaukee, WI 53202
E*Capital Corporation                             291,109(4)                  5.9%
1000 Wilshire Boulevard
Los Angeles, CA 90017-2459
Shufro Rose & Co., LLC                            271,900(5)                  5.5%
745 Fifth Avenue, Suite 2600
New York, NY 10151

---------------
(1) Includes 18,500 shares held in joint tenancy with Reporting Person's spouse, 9,250 of which the Reporting Person disclaims beneficial ownership of. Includes 12,454 shares owned by the Reporting Person's spouse all of which the Reporting Person disclaims beneficial ownership of. Also includes 10,750 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2003 or which became exercisable within 60 days thereafter.

(2) Includes 47,253 shares held in joint tenancy with Reporting Persons' spouse, 23,626.5 of which the Reporting Person disclaims beneficial ownership of. Also includes 10,750 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2003 or which became exercisable within 60 days thereafter.

(3) According to a Schedule 13G dated February 13, 2003, such securities are held in investment advisory accounts of Heartland Advisors, Inc. ("Heartland"). As a result, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities. The interests of one such account, Heartland Value Fund, a series of Heartland Group, Inc., a registered investment company, relates to more than 5% of the class. Mr. William J. Nasgovitz is an officer, director and principal shareholder of Heartland and, thus, may be deemed to be the beneficial owner of the Common Stock owned by Heartland.

(4) According to a Schedule 13G dated February 12, 2003 (the "ECC Schedule 13G"), E*Capital Corporation ("ECC") owns 291,109 shares of Common Stock, equaling 5.9% of the outstanding shares of Common Stock of the Company. Edward W. Wedbush is the chairman of ECC and owns a majority of the outstanding shares of ECC and, thus, may be deemed the beneficial owner of the Common Stock owned by ECC. According to the ECC Schedule 13G, Mr. Wedbush owns 41,000 shares of Common Stock, equaling .83% of the outstanding Common Stock of the Company, in his own name.

(5) According to a Schedule 13G dated February 13, 2003.

     The following table sets forth as of March 31, 2003, certain information concerning the ownership of securities of the Company of each director, nominee and executive officer named in the Summary Compensation Table hereof ("Named Executive Officers") and all directors and executive officers of the Company as a group:

                                          AMOUNT AND NATURE OF         PERCENT OF
NAME OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP     OUTSTANDING SHARES
------------------------                 -----------------------   ------------------
David Unger                                       583,622(1)              11.9%
Henry M. Mautner                                  465,719(2)               9.5%
Bradley E. Mautner                                160,780(3)               3.3%
Gene K. Ogilvie                                    50,677(4)               1.0%
Fati A. Elgendy                                    45,858(5)                 *
Don Gruenberg                                      25,480(6)                 *
Arnold F. Brookstone                               18,276(7)                 *
Stephen B. Schwartz                                 8,375(8)                 *
Eugene Miller                                       6,750(9)                 *
Robert A. Maffei                                    6,200(10)                *
Dennis Kessler                                      3,000(11)                *
Billy E. Ervin                                      5,875(12)                *
All directors and executive Officers as
  a group (15 persons)                          1,413,781                 28.7%

---------------

  *  Less than 1%.

 (1) Includes 18,500 shares held in joint tenancy with Reporting Person's spouse, 9,250 of which the Reporting Person disclaims beneficial ownership of. Includes 12,454 shares owned by the Reporting Person's spouse all of which the Reporting Person disclaims beneficial ownership of. Also includes 10,750 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2003 or which became exercisable within 60 days thereafter.

 (2) Includes 47,253 shares held in joint tenancy with Reporting Persons' spouse, 23,626.5 of which the Reporting Person disclaims beneficial ownership of. Also includes 10,750 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2003 or which became exercisable within 60 days thereafter.

 (3) Includes 200 shares held as custodian for the Reporting Person's children, all of which the Reporting Person disclaims beneficial ownership of. Also includes 4,375 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2003 or which became exercisable within 60 days thereafter.

 (4) Includes 500 shares owned by the Reporting Person's mother over which the Reporting Person has power of attorney, all of which the Reporting Person disclaims beneficial ownership of. Includes 25,252 shares held in joint tenancy with the Reporting Person's spouse, 12,626 of which the Reporting Person disclaims beneficial ownership of. Also includes 10,750 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2003 or which became exercisable within 60 days thereafter.

 (5) Includes 30,483 shares held in joint tenancy with Reporting Person's spouse, 15,241.5 of which the Reporting Person disclaims beneficial ownership of. Also includes 15,375 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2003 or which became exercisable within 60 days thereafter.

 (6) Includes 1,000 shares held in joint tenancy with Reporting Person's spouse, 500 of which the Reporting Person disclaims beneficial ownership of. Also includes 6,000 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2003 or which became exercisable within 60 days thereafter.

 (7) Includes 15,526 shares held in a trust of which the Reporting Person is trustee. Also includes 2,750 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2003 or which became exercisable within 60 days thereafter.

 (8) Includes 4,375 shares held in a trust of which the Reporting Person is trustee. Also includes 4,000 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2003 or which became exercisable within 60 days thereafter.

 (9) Includes 4,000 shares held in a trust of which the Reporting Person is trustee. Also includes 2,750 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2003 or which became exercisable within 60 days thereafter.

(10) Includes 5,200 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2003 or which became exercisable within 60 days thereafter.

(11) Includes 3,000 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2003 or which became exercisable within 60 days thereafter.

(12) Includes 5,875 shares that are subject to stock options granted by the Company that are exercisable on March 31, 2003 or which became exercisable within 60 days thereafter.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides certain information regarding the number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights under the Company's equity compensation plans and the weighted average exercise price and number of shares of Common Stock remaining available for issuance under those plans.

                                                              WEIGHTED-AVERAGE        NUMBER OF SHARES
                                   NUMBER OF SHARES TO BE     EXERCISE PRICE OF    REMAINING AVAILABLE FOR
                                    ISSUED UPON EXERCISE         OUTSTANDING        FUTURE ISSUANCE UNDER
                                   OF OUTSTANDING OPTIONS,    OPTIONS, WARRANTS      EQUITY COMPENSATION
          PLAN CATEGORY              WARRANTS AND RIGHT          AND RIGHTS               PLANS(1)
          -------------            -----------------------   -------------------   -----------------------
Equity compensation plans
  approved by stockholders                 871,400                  $3.05                  393,034
Equity compensation plans not
  approved by stockholders                       0                    N/A                        0

---------------

(1) This number excludes shares reflected in the second column of this table.

                       NOMINEES FOR ELECTION AS DIRECTORS

     Seven directors are to be elected at the meeting to hold office until the annual meeting of stockholders in 2003 and until their respective successors are elected and qualified. All of the nominees were previously elected directors by the stockholders.

                                                                            FIRST BECAME A DIRECTOR
                                 OFFICES AND POSITIONS, IF ANY,               OF THE COMPANY OR A
        NAME                       HELD WITH THE COMPANY; AGE                     PREDECESSOR
        ----                     ------------------------------             -----------------------
David Unger              Director, Chairman of the Board, President and              1989
                         Chief Executive Officer of the Company; Age 68
Henry M. Mautner         Director and Vice Chairman of the Board of the              1989
                         Company; Age 76
Bradley E. Mautner       Director and Executive Vice President of the                1995
                         Company; Age 47
Arnold F. Brookstone     Director of the Company; Age 73                             1990
Eugene Miller            Director of the Company; Age 77                             1990
Stephen B. Schwartz      Director of the Company; Age 68                             1995
Dennis Kessler           Director of the Company; Age 64                             1998

     David Unger has been employed by the Company and its predecessors in various executive and administrative capacities since 1958, served as President of Midwesco, Inc. ("Midwesco") from 1972 through January 1994, and was Vice President from February 1994 through December 1996. He was also a director of Midwesco from 1972 through December 1996 and served that company in various executive and administrative capacities from 1958 until the consummation of the merger of Midwesco into the Company in December 1996 (the "Merger"). He is a director and Vice President of the company formed to succeed to the non-Thermal Care business of Midwesco ("New Midwesco").

     Henry M. Mautner has been employed by the Company and its predecessors in various executive capacities since 1972, served as Chairman of Midwesco from 1972 through December 1996, and served that company in various executive and administrative capacities from 1949 until the consummation of the Merger. Since the consummation of the Merger, he has served as the Chairman of New Midwesco. Mr. Mautner is the father of Bradley E. Mautner.

     Bradley E. Mautner has been employed by the Company and its predecessors in various executive and administrative capacities since 1978, has served as Executive Vice President since December 2002, was Vice President of the Company from December 1996 through December 2002 and has been a director of the Company since 1995. From 1994 to the consummation of the Merger, he served as President of Midwesco and since December 30, 1996 he has served as President of New Midwesco. In addition, since February 1996, he served as the Chief Executive Officer of Midwesco Services, Inc. ("Midwesco Services") which was 50% owned by New Midwesco until May 19, 2000, at which time it became a wholly owned subsidiary of New Midwesco. On November 17, 2000, Midwesco Services was merged into New Midwesco ("Midwesco Services Merger"). From February 1988 to January 1996, he served as the President of Mid Res Inc. (predecessor to Midwesco Services). Bradley E. Mautner is the son of Henry M. Mautner.

     Arnold F. Brookstone served as Executive Vice President and Chief Financial and Planning Officer of Stone Container Corporation (subsequently merged into Smurfit -- Stone Container Corporation) until his retirement on January 31, 1996. During the past five years he had served as an independent director of a number of public companies. He currently serves as a director of a number of privately-held companies.

     Eugene Miller served as Vice Chairman of the Board of Directors and Chief Financial Officer of USG Corporation, a building materials holding company, from March 1987 until his retirement as of

May 31, 1991. Mr. Miller is currently Executive-In-Residence and Adjunct Professor of Florida Atlantic University. Mr. Miller serves as a director of several privately held companies.

     Stephen B. Schwartz served as a senior vice president of IBM Corporation from 1990 until his retirement in 1992. From 1957 to 1990, Mr. Schwartz served in various capacities for IBM Corporation. Mr. Schwartz is currently a member of the Advisory Board of Niagara Mohawk Power Company, a privately held electric and gas utility company.

     Dennis Kessler has been President of Kessler Management Consulting, LLC since February 1998. Prior to February 1998, Mr. Kessler was Co-President of Fel-Pro Incorporated, which manufactured and distributed gaskets, engine parts and industrial chemicals. Mr. Kessler had served in various capacities with Fel-Pro since 1964. Mr. Kessler is currently a director of Universal Automotive Industries, Inc., a manufacturer and distributor of brake rotors, drums, disc brake pads, relined brake shoes, wheel cylinders and brake hoses for the automotive aftermarket. He also serves as a director of a privately held company.

     Three current directors, Gene K. Ogilvie, Fati A. Elgendy, and Don Gruenberg, will not be management nominees for director.

                               BOARD OF DIRECTORS

     Directors who are not employees of the Company or a parent or subsidiary of the Company are compensated by a fee of $2,000 for each day of attendance at Board meetings, $1,000 for attendance at each Audit Committee meeting and a $200 fixed fee per hour for engagement in any other activity on behalf of the Company authorized by the Board of Directors and are reimbursed for expenses.

     Options under the Company's 2001 Independent Directors Stock Option Plan (the "2001 Directors Plan"), which was adopted by the stockholders of the Company at the 2001 Annual Meeting of Stockholders to replace the 1990 Independent Directors Stock Option Plan which terminated in September 1999, are to be granted as follows: (i) an option to purchase 10,000 shares upon an eligible director's first election as a director of the Company; (ii) an option to purchase 1,000 shares of the Company's common stock will be granted automatically to eligible directors upon each such date as such eligible director is re-elected as a director of the Company commencing with the annual meeting for the year 2002; (iii) an option to purchase 1,000 shares of the Company's common stock was granted to each eligible director on December 31, 2001; and (iv) the Board of Directors shall have the discretion to make additional option grants to eligible directors from time to time as the Board of Directors deems necessary or desirable. Authority to grant such options expires on March 31, 2011. The aggregate number of shares which may be sold pursuant to the 2001 Directors Plan may not exceed 100,000.

     The Company has entered into indemnification agreements with each person who is currently a member of the Board of Directors of the Company and expects to enter into such agreements with persons who may in the future become directors of the Company. In general, such agreements provide for indemnification against any and all expenses incurred in connection with, as well as any and all judgments, fines, and amounts paid in settlement resulting from, any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such director is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise.

     The Board of Directors of the Company held four meetings during 2002. The Board of Directors has a standing Committee of Independent Directors, as well as standing Compensation and Audit Committees; it does not have a standing Nominating Committee.

     Grants under the Company's 1994 Stock Option Plan are determined by the Committee of Independent Directors, consisting of Eugene Miller (Chairman), Arnold F. Brookstone, Stephen B. Schwartz and Dennis Kessler. The Committee of Independent Directors held four meetings during 2002.

     The Compensation Committee, consisting of Stephen B. Schwartz (Chairman), David Unger, Henry M. Mautner, Arnold F. Brookstone, Eugene Miller, and Dennis Kessler, reviews the compensation paid to the officers of the Company, reports to the stockholders with respect to the compensation paid to the officers of the Company, approves material departures from the Company's past compensation policies, determines the optionees and grant amounts under the Company's 1993 Stock Option Plan and makes recommendations to the Board with respect to the Company's compensation policies. The Compensation Committee held two meetings during 2002.

     The Audit Committee consists of Arnold F. Brookstone (Chairman), Dennis Kessler (Vice Chairman), Eugene Miller, and Stephen B. Schwartz. The Board of Directors has adopted and approved a charter for the Audit Committee. Under the charter, the Audit Committee's responsibilities include, among other things:

     - Selection and discharge of the independent auditors and approving the compensation of the independent auditors;

     - Reviewing independence with the independent auditors annually, including confirmation that no prohibited services were provided by the independent auditors or their affiliates, and obtaining on an annual basis written confirmation of the independence of the independent auditors;

     - Considering the results of the review of the interim financial statements by the independent auditors;

     - Reviewing the Company's compliance with applicable accounting and financial reporting rules;

     - Considering and reviewing with the independent auditors the adequacy of the Company's internal controls, including computerized information system controls and security;

     - Considering, in consultation with the independent auditors, the audit scope and plan of the independent auditors;

     - Reviewing with management and the independent auditors the results of annual audits and related matters;

     - Reviewing with the independent auditors any impending changes in accounting and financial reporting rules and the expected impact of such changes on the Company; and

     - Conducting or authorizing investigations into any matters within the Audit Committee's scope of responsibilities.

The Board of Directors of the Company adopted an Audit Committee Charter in 2000 and adopted amendments to it in 2002. A copy of the Audit Committee Charter is included as an appendix to this Proxy Statement.

     During 2002, the Audit Committee held four meetings. The Board of Directors has determined that all members of the Audit Committee are "independent" as that term is defined in the listing standards of The Nasdaq Stock Market and that Audit committee members have not received compensation from the Company other than directors' fees.

                         REPORT OF THE AUDIT COMMITTEE

     Included in the Company's Annual Report on Form 10-K for the year ended January 31, 2003 are the consolidated balance sheets of the Company and its subsidiaries as of January 31, 2003 and 2002, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the three years ended January 31, 2003. These statements (the "Audited Financial Statements") are the subject of a report by Deloitte & Touche LLP, who have served as the Company's independent auditors since the year ended January 31, 1992. The Audit Committee will appoint independent auditors for the year ended January 31, 2004 at a meeting held after the 2003 Annual Meeting of stockholders.

     The Audit Committee reviewed and discussed the Audited Financial Statements with the Company's management and with the independent auditors prior to publication and filing. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61. The Audit Committee received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 and has discussed with the independent auditors their independence with respect to the Company.

     Based upon the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Audited Financial Statements be included in the Company's Annual Report on Form 10-K for the year ended January 31, 2003 for filing with the Securities and Exchange Commission.

     This Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed to be soliciting material or deemed filed under any such acts.

                                          Arnold F. Brookstone, Chairman
                                          Dennis Kessler, Vice Chairman
                                          Eugene Miller
                                          Stephen B. Schwartz
                                          Members of the Audit Committee

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid by the Company during each of the Company's last three years ended January 31, 2003 to the Company's Chief Executive Officer and to each of the four other most highly compensated executive officers who was serving as an executive officer of the Company at the end of 2002 whose salary and incentive compensation for 2002 exceeded $100,000.

                                                                                LONG TERM
                                                                              COMPENSATION
                                                                                 AWARDS
                                               ANNUAL COMPENSATION           ---------------
                                        ----------------------------------     SECURITIES
                                                    INCENTIVE                  UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR    SALARY    COMPENSATION   OTHER(1)   OPTIONS/SARS(#)   COMP.(2)
---------------------------      ----    ------    ------------   --------   ---------------   ---------
David Unger                      2002   $215,000     $      0      $3,200         4,000         $20,000
  Chairman and Chief             2001    200,000            0       3,200        43,000          20,000
  Executive Officer              2000    195,000       42,518       3,256         4,000          20,000
Fati A. Elgendy                  2002   $149,000     $201,873      $3,513         4,000         $15,000
  Vice President,                2001    139,900      153,503       3,200        61,500          15,000
  President, Perma-Pipe, Inc.    2000    125,000      127,896       4,275         4,000          15,000
Robert A. Maffei                 2002   $110,000     $106,906      $3,150         2,500         $10,000
  Vice President,                2001    110,000       55,699       2,509        20,800          10,000
  Vice President Sales,          2000     91,192       27,636       3,189         2,000          10,000
  Perma-Pipe, Inc.
Billy E. Ervin                   2002   $ 95,000     $ 89,089      $1,900         2,500         $10,000
  Vice President,                2001     95,000       46,416       1,795        23,500          10,000
  Vice President-Sales and       2000     85,330       27,636       1,727         2,000          10,000
  Marketing, Thermal Care,
     Inc.
Henry M. Mautner                 2002   $161,250     $      0      $3,200         4,000         $20,000
  Vice Chairman                  2001    150,000            0       3,200        43,000          20,000
                                 2000    145,000       42,518       3,200         4,000          20,000

---------------
(1) Represents contributions made by the Company to the Named Executive Officer's account under the 401(k) Plan.

(2) Represents accrual of non-qualified deferred compensation.

2002 OPTION GRANTS

     The following table sets forth certain information regarding option grants to the Named Executive Officers during 2002.

                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                       NUMBER OF       PERCENT OF                                      ANNUAL RATES OF STOCK
                       SECURITIES         TOTAL                                       PRICE APPRECIATION FOR
                       UNDERLYING        OPTIONS                                            OPTION TERM
                        OPTIONS        GRANTED IN       EXERCISE      EXPIRATION      -----------------------
      NAME              GRANTED        FISCAL YEAR       PRICE           DATE            5%            10%
      ----             ----------      -----------      --------      ----------         --            ---
David Unger              4,000            3.0%           $2.15         06/27/12        $5,400        $13,720
Fati A. Elgendy          4,000            3.0%           $2.15         06/27/12        $5,400        $13,720
Robert A. Maffei         2,500            1.9%           $2.15         06/27/12        $3,375        $ 8,575
Billy E. Ervin           2,500            1.9%           $2.15         06/27/12        $3,375        $ 8,575
Henry M. Mautner         4,000            3.0%           $2.15         06/27/12        $5,400        $13,720

2002 YEAR-END UNEXERCISED STOCK OPTIONS

     The following table sets forth information relating to stock options held by the Named Executive Officers.

                         NUMBER OF SECURITIES                             VALUE OF UNEXERCISED
                        UNDERLYING UNEXERCISED                                IN-THE-MONEY
                      OPTIONS AT FISCAL YEAR END                       OPTIONS AT FISCAL YEAR END
                   ---------------------------------                ---------------------------------
      NAME         EXERCISABLE         UNEXERCISABLE                EXERCISABLE         UNEXERCISABLE
      ----         -----------         -------------                -----------         -------------
David Unger          10,750               36,250                         0                    0
Fati A. Elgendy      15,375               50,125                         0                    0
Robert A. Maffei      5,200               18,100                         0                    0
Billy E. Ervin        5,875               20,125                         0                    0
Henry M. Mautner     10,750               36,250                         0                    0

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to the Merger, Messrs. Unger and Mautner served on the Board of Directors of Midwesco. Henry M. Mautner is Chairman and director of New Midwesco. David Unger is Vice President and director of New Midwesco. Michael D. Bennett, Vice President and Chief Financial Officer of the Company, is Vice President of New Midwesco. Bradley E. Mautner, Executive Vice President and director of the Company, is President of New Midwesco. Messrs. Unger, Bennett and B. Mautner served as directors of Midwesco Services prior to the Midwesco Services Merger.

     The Company provides certain services and facilities to companies primarily owned by Messrs. Unger and H. Mautner and those companies provide certain services to the Company, each at cost, pursuant to a Services Agreement. Any material change to the terms of the Services Agreement must be approved by a majority of the directors, including a majority of the independent directors. During 2002, the Company received $250,000 and paid $167,000 under the Services Agreement.

                     REPORTS OF THE COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

     The Company considers the following general guidelines in determining the compensation of its officers and key employees:

     - Salary set at levels sufficient to attract and retain employees capable of contributing materially to the Company's long-term success;

     - Annual incentive compensation related to profit in excess of a threshold amount of the Company or of the Company's subsidiary in which the officer or key employee is employed;

     - Stock options; and

     - Non-qualified deferred compensation.

     The Company also makes annual contributions to the accounts of eligible employees in the 401(k) Employee Savings and Protection Plan.

     The Company's 1989 Stock Option Plan, 1993 Stock Option Plan ("1993 Plan") and the 1994 Stock Option Plan ("1994 Plan") (collectively, the "Plans") were adopted in order to provide officers and other key employees with long-term incentives in order to create an interest in the Company parallel to that of the Company's public stockholders. Option exercise prices will be no less than fair market value of the Common Stock on the date of grant. Under the Plans, options may be granted to key employees (including officers, whether or not directors) of the Company, its subsidiaries, Midwesco, and its affiliates. The options granted under the Plans may be exercised for periods of up to ten years from the date of grant. Under the 1993 Plan, 100,000 shares of common stock of the Company are reserved for issuance upon the exercise of options granted there under. Under the 1994 Plan, 250,000 shares of common stock of the Company are reserved for issuance upon the exercise of options granted hereunder, which number shall be increased by the number equal to 2% of the aggregate number of shares of common stock outstanding as of the last day of the most recently ended fiscal year of the Company. Provided the Company does not issue any additional shares of its common stock, the maximum number of shares which may be sold to all optionees pursuant to the 1994 Plan during the term of the 1994 Plan will be 1,081,709. A total of 27,875 shares have been issued pursuant to options granted under the Plans since their respective dates of adoption. The Committee believes additional incentive compensation should be made available to officers and other key employees, which will increase the effectiveness of the Company's executive compensation program.

     The Committee believes that the combination of salary, incentive compensation (which varies directly with the Company's operating profitability), and stock options (the ultimate value of which is determined by future share price growth), should constitute an executive compensation program which encourages enhancement of Company profitability and stockholder value.

     The compensation of David Unger, Chairman of the Board and Chief Executive Officer of the Company, reflected in the Summary Compensation Table, was based on his contribution to the Company. Mr. Unger received no annual incentive compensation in 2002 as a result of the Company's pretax earnings for 2002.

     Fati A. Elgendy, Vice President of the Company and President of Perma-Pipe, receives annual compensation consisting of a base salary and incentive compensation. Mr. Elgendy's incentive compensation is calculated on a basis similar to that of the Company's other officers. Mr. Elgendy's annual incentive compensation increased in 2002 as a result of the application of the applicable incentive formulas to the actual operating results.

     Robert A. Maffei, Vice President of the Company and Vice President, Sales of Perma-Pipe, Inc., receives annual compensation consisting of a base salary and incentive compensation. Mr. Maffei's incentive compensation is calculated on a basis similar to that of the Company's other officers. Mr. Maffei's incentive compensation increased in 2002 as a result of the application of the applicable incentive formulas to the actual operating results.

     Billy E. Ervin, Vice President of the Company and Vice President of Manufacturing for Perma-Pipe, receives annual compensation consisting of a base salary and incentive compensation. Mr. Ervin's incentive compensation is calculated on a basis similar to that of the Company's other officers. Mr. Ervin's incentive compensation increased in 2002 as a result of the application of the applicable incentive formulas to the actual operating results.

     The compensation of Henry M. Mautner, Vice Chairman of the Board of the Company, reflected in the Summary Compensation Table, was based on his contribution to the Company. Mr. Mautner received no annual incentive compensation in 2002 as a result of the Company's pretax earnings for 2002.

                                          Stephen B. Schwartz, Chairman
                                          Arnold F. Brookstone
                                          Dennis Kessler
                                          Henry M. Mautner
                                          Eugene Miller
                                          David Unger
                                          Members of the Compensation Committee

                         STOCK PRICE PERFORMANCE GRAPH

     The Stock Price Performance Graph compares the yearly percentage change in the Company's cumulative total stockholder return on its Common Stock with the cumulative total returns of the Nasdaq Market Index (the "Nasdaq Index") and the Russell 2000 Index. The Company has selected the Russell 2000 Index, which is an index of companies with similar market capitalizations to the Company, as the most appropriate comparison, because the Company has three distinctly different businesses and no industry "peer" group is comparable to the Company. The comparison assumes $100 investments on February 1, 1998 in the Company's common stock, the Nasdaq Index and the Russell 2000 Index, and further assumes reinvestment of dividends.

                              (PERFORMANCE GRAPH)

------------------------------------------------------------------------------------------------
                                                             February 1,
------------------------------------------------------------------------------------------------
                                      1998      1999      2000      2001      2002     2003
------------------------------------------------------------------------------------------------
 MFRI, Inc.                          100.00     66.67     47.83     29.34     35.36    19.36
------------------------------------------------------------------------------------------------
 Russell 2000 Index                  100.00    100.00    116.13    118.80    112.89    86.97
------------------------------------------------------------------------------------------------
 Nasdaq Market Index                 100.00    156.07    233.47    167.16    117.76    81.29
------------------------------------------------------------------------------------------------

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Michael D. Bennett and Stephen B. Schwartz each failed to file on a timely basis a Statement of Beneficial Ownership of Securities on Form 4 for May 2002 on which one transaction resulting in a change in the form of beneficial ownership was reported for each of them.

                                    AUDITORS

AUDIT FEES

     The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates ("Deloitte") for professional services rendered for the audit of the Company's annual consolidated financial statements for the fiscal year ended January 31, 2003 and for the reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $235,900.

INCOME TAX SERVICE FEES

     The aggregate fees billed for income tax services rendered by Deloitte during the year ended January 31, 2003, including fees for domestic and international tax consulting and compliance were $82,555.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     No fees were billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended January 31, 2003.

ALL OTHER FEES

     No fees were billed by Deloitte for professional services other than the services described above for the fiscal year ended January 31, 2003.

                               ------------------

     Representatives of Deloitte are expected to be present at the meeting and will be available to respond to appropriate questions and may make a statement if they so desire. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Deloitte.

                             STOCKHOLDER PROPOSALS

     Any proposal which a stockholder intends to present at the annual meeting of stockholders in 2004 must be received by the Company by January 31, 2004 in order to be eligible for inclusion in the proxy statement and proxy form relating to such meeting. In addition, if any business should properly come before such annual meeting other than that which is stated in such proxy statement, then, if the Company does not receive notice of such matter by April 15, 2004, the persons designated in such proxy form will have discretionary authority to vote or refrain from voting on any such proposal.

                                   IMPORTANT

     All stockholders are cordially invited to attend the meeting in person.

     If you cannot be present at the meeting, please sign and date the enclosed Proxy and mail it PROMPTLY in the enclosed self-addressed envelope. No postage need be affixed if mailed in the United States.

                                    APPENDIX

                                   MFRI, INC.
                            AUDIT COMMITTEE CHARTER

A.  ORGANIZATION

     The Audit Committee shall be organized as follows:

          1. The Audit Committee shall consist of three (3) or more directors elected annually by the Board of Directors.

          2. Each member of the Audit Committee shall be "independent" as defined in the rules of the National Association of Securities Dealers ("NASD") and otherwise meet any applicable requirements of the NASD.

          3. Each member of the Audit Committee shall be financially literate and at least one (1) of the members shall be an "audit committee financial expert" as such term is defined by the United States Securities and Exchange Commission.

          4. The Audit Committee shall annually review its charter and recommend to the Board of Directors any charter changes that the Audit Committee considers advisable.

          5. The Audit Committee shall meet as frequently as circumstances require, but in no event less than two times per year. The Audit Committee may ask members of management or others to attend meeting and provide pertinent information as necessary.

          6. The Audit Committee will have direct access to financial, legal, and other staff of and advisors to the Company. Such advisors may assist the members in defining their rules and responsibilities, consult with members regarding a specific audit or other issues that may arise in the course of the Audit Committee's duties.

          7. The Audit Committee shall report periodically to the Board of Directors on matters within the scope of the Audit Committee's responsibility.

          8. The Audit Committee shall elect a Chairman and a Deputy Chairman, each to serve until a successor is elected.

          9. The Audit Committee is empowered to retain independent counsel and other independent professionals.

B.  SCOPE OF RESPONSIBILITIES

     The Audit Committee shall have the following responsibilities:

          1. The appointment, discharge, compensation and oversight of accounting firms registered with the Public Company Accounting Oversight Board ("independent auditors"), including resolution of any disagreements between the independent auditors and management regarding financial reporting.

          2. The independent auditors shall be accountable to the Audit Committee and to the Board of Directors.

          3. Approve in advance any non-audit services to be performed for the Company by the independent auditors.

          4. Receive reports of the independent auditors.

          5. Determine funding required to pay the independent auditors and any advisors employed by the Audit Committee.

          6. Review independence with independent auditors no less frequently than annually, including the consideration of other services provided by the independent auditors or their affiliates. Obtain on an annual basis written confirmation of the independence of the independent auditors.

          7. Serve as a channel of communication between the independent auditors and the Board of Directors.

          8. Review with the independent auditors the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

          9. Conduct separate executive sessions with management and with the independent auditors relating to the areas within the scope of Audit Committee responsibility.

          10. Consider the results of the review of the interim financial statements by the independent auditors. The Audit Committee Chairman (or in the extended absence of the Chairman, the Deputy Chairman) will discuss the results of the review with the independent auditors and the Company's Chief Financial Officer prior to public announcement of the interim results. The Chairman or Deputy Chairman will convene the Audit Committee by telephone or in person if in his judgment there is an issue that warrants such a meeting.

          11. Recommend to the Board of Directors the inclusion of the audited financial statements in the Company's annual report on Form 10-K.

          12. Prepare an annual report of the Audit Committee to be included in the Company's annual meeting proxy statement.

          13. Review the Company's compliance with applicable accounting and financial reporting rules, including SEC, NASD, PCAOB and AICPA rules.

          14. Inquire of management and of the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

          15. Consider and review with the independent auditors:

             (a) The adequacy of the Company's internal controls including computerized information system controls and security.

             (b) The findings and recommendations of the independent auditors together with management's responses with respect to the Company's internal controls.

          16. Consider and review with management and the independent auditors:

             (a) Significant findings during the year, including the status of previous audit recommendations.

             (b) Any difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information.

          17. Inquire as to the independent auditors' independent qualitative judgments about the appropriateness, not just the acceptability, of the accounting principles and the clarity of the financial disclosure practices used or proposed to be adopted by the Company.

          18. Inquire as to the independent auditors' views about whether management's choices of accounting principles are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those principles are common practices or are minority practices.

          19. Consider, in consultation with the independent auditors, the audit scope and plan of the independent auditors.

          20. Review with management and the independent auditors the results of annual audits and related comments deemed appropriate including:

             (a) The independent auditors' audit of the Company's annual financial statements, accompanying footnotes and its report thereon.

             (b) Any significant changes required in the independent auditors' audit plans.

             (c) Any difficulties or disputes with management encountered during the course of the audit.

             (d) The Company's compliance with its loan covenants.

             (e) Other matters related to the conduct of the audit, which are to be communicated to the Audit Committee under Generally Accepted Auditing Standards.

          21. Review with the independent auditors any impending changes in accounting and financial reporting rules, including SEC, NASD, PCAOB and AICPA rules, and the expected impact of such changes on the Company.

          22. Conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities.

          23. Discuss with management the status of pending litigation, taxation matters and areas of oversight to the legal and compliance area as may be appropriate.

          24. Establish a system for receiving, retaining and responding to complaints and concerns regarding accounting, internal controls and auditing matters.

          25. Establish a confidential, anonymous system for submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

          26. Confirm that outside auditor does not perform any prohibited services for or relating to the Company.

          27. Confirm that outside auditor rotates lead/coordinating audit partners.

          28. Confirm compliance with "revolving door" prohibition regarding executives who are prior employees of outside auditor.

          29. Confirm that Audit Committee members do not receive compensation other than board fees (which include board committee fees).

          30. Review with CEO and CFO the results of their evaluation of internal controls and disclosure controls.

          31. The Audit Committee has the responsibility to exercise the powers set out in this Charter. However, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete or constitute a fair presentation or are in accordance with generally accepted accounting principles. These matters are the responsibility of management and the independent auditor. It is also not the duty of the Audit Committee to ensure compliance with laws and regulations.

                                    * * * *

PROXY                                                                      PROXY
                                   MFRI, INC.

                    FOR SHARES OF COMMON STOCK SOLICITED ON
            BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                  OF STOCKHOLDERS TO BE HELD ON JUNE 26, 2003

     The undersigned hereby appoints DAVID UNGER, BRADLEY E. MAUTNER and MICHAEL
D. BENNETT, and each of them, proxies with power of substitution and revocation, acting by majority of those present and voting, or if only one is present and voting then that one, to vote, as designated on the reverse side hereof, all of the shares of stock of MFRI, INC. which the undersigned is entitled to vote, at the annual meeting of stockholders to be held at The Standard Club, 320 South Plymouth Court, Chicago, Illinois on June 26, 2003 at 10:00 a.m. Chicago time, and at any adjournment thereof, with all the powers the undersigned would possess if present.

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED UNDER ITEM 1.

     PLEASE VOTE, SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                   MFRI, INC.

              FOR ALL                              WITHHELD FOR ALL                                FOR ALL EXCEPT
                [ ]                                      [ ]                                            [ ]

Election of Directors

1. Nominees: David Unger, Henry M. Mautner, Bradley E. Mautner, Arnold F. Brookstone, Eugene Miller, Stephen B. Schwartz, Dennis Kessler.

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED AT THE RIGHT AND MARK THE BOX "FOR ALL EXCEPT")
                                         ---------------------------------------
                                         NOMINEE EXCEPTIONS

2. In accordance with their discretion upon all other matters that may properly come before said meeting and any adjournment thereof

                                              DATED: ------------------ , 2003

                                              ------------------------------
                                              SIGNATURE

                                              ------------------------------
                                              SIGNATURE

                                              NOTE: PLEASE SIGN EXACTLY AS NAME
                                              APPEARS HEREON. FOR JOINT
                                              ACCOUNTS, BOTH OWNERS SHOULD SIGN.
                                              WHEN SIGNING AS EXECUTOR,
                                              ADMINISTRATOR, ATTORNEY, TRUSTEE
                                              OR GUARDIAN, ETC., PLEASE SIGN
                                              YOUR FULL TITLE.

                                              THE UNDERSIGNED HEREBY REVOKES ANY
                                              PROXY OR PROXIES HERETOFORE GIVEN
                                              TO VOTE SUCH SHARES AT SAID
                                              MEETING OR AT ANY ADJOURNMENT
                                              THEREOF.